Filed with the Securities and Exchange Commission on November 13, 1997
                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549
                              ____________________

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              ____________________

                             APAC TeleServices, Inc.
             (Exact name of registrant as specified in its charter)
         ILLINOIS                                            36-2777140
(State or other jurisdiction                              (I.R.S. Employer
of incorporation or organization)                      Identification Number)
                       ONE PARKWAY NORTH CENTER, SUITE 510
                           DEERFIELD, ILLINOIS  60015
                                 (847) 374-4980
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                              THEODORE G. SCHWARTZ
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                       ONE PARKWAY NORTH CENTER, SUITE 510
                           DEERFIELD, ILLINOIS  60015
                                 (847) 374-4980
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)
                              ____________________
                                   Copies To:

                            Stanley H. Meadows, P.C.
                             McDermott, Will & Emery
                             227 West Monroe Street
                            Chicago, Illinois  60606
                              ____________________

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  From time to time after the effective date of this Registration Statement as determined in light of market conditions.
                              ____________________
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering.   __________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.   __________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

                         CALCULATION OF REGISTRATION FEE


                                                                       PROPOSED MAXIMUM     PROPOSED MAXIMUM
               TITLE OF EACH CLASS OF                AMOUNT TO          OFFERING PRICE         AGGREGATE             AMOUNT OF
            SECURITIES TO BE REGISTERED          BE REGISTERED (1)      PER SHARE (2)      OFFERING PRICE (2)    REGISTRATION FEE

      Common Shares (par value $.01 per               1,991,385            $13.875            $27,630,467            $8,372.87
      share)
(1)  Maximum number of shares which may be offered.
(2)  Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) based on the average of the high and low sales prices of the Common Shares on the Nasdaq National Market as of November
     7, 1997.


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.



PROSPECTUS




                                 1,991,385 Shares


                             APAC TELESERVICES, INC.

                                  COMMON SHARES

                              ____________________


     This Prospectus relates to up to 1,991,385 Common Shares (the "Shares"), of APAC TeleServices, Inc., an Illinois corporation (the "Company"), which may be offered for sale by certain shareholders of the Company (the "Selling Shareholders"). The distribution of the Shares by the Selling Shareholders may be effected from time to time by the Selling Shareholders directly or through one or more broker-dealers, in one or more transactions on the Nasdaq National Market System, or stock exchanges on which the Common Shares may be listed pursuant to and in accordance with the rules of such exchanges, in the over-the-counter market, in negotiated transactions or otherwise, at prices related to the prevailing market prices or at negotiated prices. See "Plan of Distribution."

     The Company will not receive any of the proceeds from the sale of the Shares. The Company will bear all expenses of the registration of the Shares, except that the Selling Shareholders will pay any applicable underwriting commissions and expenses, brokerage fees and transfer taxes, as well as the fees and disbursements of counsel to and experts for the Selling Shareholders.

     The Company's Common Shares are traded on the Nasdaq National Market under the symbol "APAC." The last reported sale price of the Common Shares on the Nasdaq National Market on November 11, 1997 was $14.25 per share.


                              ____________________






     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.






              The date of this Prospectus is ________________, 1997

ADDITIONAL INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The Company's registration statement on Form S-3 (together with all amendments and exhibits, the "Registration Statement"), the exhibits and schedules forming a part thereof and the reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following Regional Offices of the Commission: 7 World Trade Center, Suite 1300, New York, New York 10048; and Suite 1400, 500 West Madison, Chicago, Illinois 60661. Copies of such material can also be obtained from the Public Reference Section of the Commission, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information filed by the Company at (http://www.sec.gov).

     This Prospectus constitutes a part of a Registration Statement filed with the Commission under the Securities Act of 1933 as amended (the "Securities Act"), with respect to the Shares offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the Shares offered hereby, reference is made to the Registration Statement and the documents incorporated therein by reference. Statements made in the Prospectus as to the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission, and each such statement shall be deemed qualified in its entirety by such reference.



                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents heretofore filed by the Company with the Commission are incorporated herein by reference: (i) the Company's Annual Report on Form 10-K for the fiscal year ended December 29, 1996; (ii) the Company's Quarterly Reports on Form 10-Q, for the quarterly periods ended March 30, 1997, June 29, 1997 and September 28, 1997; (iii) the Company's Current Reports on Form 8-K dated April 25, 1997, August 5, 1997, August 19, 1997, September 9, 1997 and October 21, 1997; and (iv) the description of the Common Shares contained in the Company's Form 8-A Registration Statement for such securities.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in this Prospectus, or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents incorporated by reference herein (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to: Investor Relations, APAC TeleServices, Inc., One Parkway North Center, Suite 510, Deerfield, Illinois 60015, telephone number (847) 945-0055.



                                   THE COMPANY

     The Company is one of the largest and fastest growing providers of outsourced telephone-based sales, marketing and customer management services. The Company's client base is comprised of large companies with growing needs for cost-effective means of contacting and servicing current and prospective customers. The Company operates customer contact centers located primarily in the Midwest. The customer contact centers are centrally managed through the application of extensive telecommunications and computer technology to promote the consistent delivery of quality service. The Company believes its innovative approach to providing quality service distinguishes it from its competitors and has led to the Company's rapid growth rate and its retention of key clients.

     For a discussion of certain risks associated with the purchase and ownership of Common Shares, please see the cautionary statements contained in the Company's Securities Exchange Commission filings.

     The principal executive offices of the Company are located at One Parkway North Center, Suite 510, Deerfield, Illinois 60015 and its telephone number is
(847) 945-0055.


                                 USE OF PROCEEDS

     The Company will receive none of the proceeds from the offering and sale of the Shares.


                              SELLING SHAREHOLDERS

     The Selling Shareholders listed in the following table have expressed their desire to be able to sell the Common Shares set forth below. From time to time, each Selling Shareholder, individually or collectively with other Selling Shareholders, will determine the number of shares which each may sell. The determination to sell will depend on a number of factors, including the price of the Common Shares from time to time. The table sets forth the information, as of August 20, 1997, as provided by the Selling Shareholders, concerning each Selling Shareholder's ownership of Common Shares.


                                             SHARES BENEFICIALLY OWNED      SHARES WHICH            SHARES
                                                     PRIOR TO OFFERING     MAY BE SOLD IN     BENEFICIALLY OWNED
                                                                            THE OFFERING        AFTER OFFERING

                                               Number                          Number         Number    Percent(1)
                   Name                                      Percent(1)

 Linda Boland Abraham  . . . . . . . .          144,183          *              144,183             0        0

 Abraham Family Trust  . . . . . . . .          432,549          *              432,549             0        0
 Edgar Boland  . . . . . . . . . . . .              720          *                  720             0        0

 Mary Boland . . . . . . . . . . . . .              720          *                  720             0        0
 Dan Boland  . . . . . . . . . . . . .              720          *                  720             0        0

 Maureen Boland  . . . . . . . . . . .              720          *                  720             0        0

 Cathy Longo . . . . . . . . . . . . .              720          *                  720             0        0
 Nahia Ibrahim . . . . . . . . . . . .            7,209          *                7,209             0        0

 Barry Shkolnik  . . . . . . . . . . .            1,441          *                1,441             0        0
 Magid Abraham . . . . . . . . . . . .          783,403          1.6            783,403             0        0

 Greg Bovee  . . . . . . . . . . . . .           21,627          *               21,627             0        0

 Rakesh Rao  . . . . . . . . . . . . .            2,523          *                2,523             0        0
 John E. Weaver  . . . . . . . . . . .            1,802          *                1,802             0        0

 Ward R. Hitt  . . . . . . . . . . . .            1,802          *                1,802             0        0
 Nancy E. Shaver . . . . . . . . . . .           10,813          *               10,813             0        0

 Craig R. Everett  . . . . . . . . . .            1,082          *                1,082             0        0

 John D. Schmitz . . . . . . . . . . .            4,328          *                4,328             0        0
 Gregory T. Dale . . . . . . . . . . .            3,604          *                3,604             0        0

 Glen D. Grant . . . . . . . . . . . .            2,883          *                2,883             0        0
 Bridget M. O'Loughlin . . . . . . . .            1,802          *                1,802             0        0

 David A. Cooke  . . . . . . . . . . .              180          *                  180             0        0

 Sterling J. Sahaydak  . . . . . . . .              361          *                  361             0        0
 Michael P. Peter  . . . . . . . . . .              451          *                  451             0        0

 Daniel H. Lackner . . . . . . . . . .           18,022          *               18,022             0        0
 Cognizant Corporation . . . . . . . .          547,720          *              547,720             0        0

 Total   . . . . . . . . . . . . . . .        1,991,385          *            1,991,385             0        0

*  Less than 1%.

(1) Percentage of beneficial ownership is based on 48,825,113 Common Shares outstanding as of November 6, 1997.


                              PLAN OF DISTRIBUTION

   The Company acquired all of the common and preferred stock of Paragren Technologies, Inc., a Delaware corporation, with its principal place of business in Reston, Virginia ("Paragren"), on August 19, 1997. The acquisition was effected pursuant to a Merger Agreement, dated August 19, 1997 (the "Merger Agreement") by a merger of PTI Merger Corp., a Delaware corporation that is a wholly-owned subsidiary of the Company, into Paragren with Paragren being the surviving corporation. Paragren's principal assets are its rights in software that it has developed. Paragren was owned by 25 stockholders, principally employees and an outside investment firm. In consideration for the common stock of Paragren, the Company issued to Paragren stockholders 1,991,385 Common Shares and converted existing Paragren stock options into stock options for an additional 189,195 Common Shares. If certain performance measures are achieved by Paragren between August 19, 1997 and February 28, 1998, the Company may be obligated to issue up to an additional 499,989 Common Shares to the selling stockholders of Paragren. The number of Common Shares issued and to be issued in connection with the merger was determined by an arms-length negotiation between the Company and the principal stockholders of Paragren. The Company intends to continue to operate the business conducted by Paragren.

   The Merger Agreement granted to the Paragren stockholders certain registration rights to the Common Shares which they received in the Merger. The Shares to be sold hereunder were received by the Paragren stockholders pursuant to the Merger Agreement and have been registered in accordance with the registration rights granted thereunder.

   Pursuant to the Merger Agreement, Magid Abraham, Linda Boland Abraham and each of their affiliates (collectively, the "Abraham Family") have agreed that they will not, directly or indirectly sell or transfer any Shares ("Abraham Family Shares") except that they may transfer up to 20% of the Abraham Family Shares prior to August 19, 1998 and up to an additional 20% of the Abraham Family Shares (on a cumulative basis) beginning on each August 19 thereafter. Such restrictions will terminate to the extent (if any) necessary to allow the Abraham Family to sell the portion of the Abraham Family Shares equal to the portion of the Company's Common Shares holdings beneficially owned by Theodore Schwartz and his spouse (for purposes hereof, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act) sold during such period. Additionally, such restrictions will terminate upon (i) the death of Magid Abraham, (ii) the sale by the Company or Paragren of the Paragren business accompanied by a transfer of Magid Abraham's employment to the acquiror thereof or (iii) the termination of Magid Abraham's employment with the Company due to his permanent physical disability.

   Pursuant to the Merger Agreement, another of the Selling Stockholders, Cognizant Corporation ("Cognizant"), has agreed that it will not, directly or indirectly, sell or transfer any Shares ("Cognizant Shares"), except that Cognizant may (i) sell or transfer up to 50% of the Cognizant Shares prior to the expiration of a six-month period after August 19, 1997 and (ii) thereafter may, with respect to the other 50% of the Cognizant Shares, transfer up to 25,000 of such Cognizant Shares per five trading day period ("Week") (on a cumulative basis), but in any event, not more than 100,000 of such Cognizant Shares in any Week, until August 19, 1998, at which time such restrictions will terminate.

   Sales of the Shares being sold by the Selling Shareholders are for the Selling Shareholders' own accounts. The Company will not receive any of the proceeds from the sale of the Shares.

   The distribution of the Shares by the Selling Shareholders may be effected from time to time by the Selling Shareholders directly or through one or more broker-dealers or agents, in one or more transactions on the Nasdaq National Market or stock exchanges on which the Common Shares may be listed pursuant to and in accordance with the rules of such exchanges, in the over-the-counter market, in negotiated transactions or otherwise, at prices related to prevailing market prices or at negotiated prices. Any and all of the Shares may be sold or transferred from time to time by means of a block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; purchase by a broker or dealer as principal and resale by such broker or dealer for its account; ordinary brokerage transactions and transactions in which the broker solicits purchasers; through the writing of options on the Shares; pledges as collateral to secure loans, credit or other financing arrangements and any subsequent foreclosure, if any, thereunder; gifts, donations and contributions; and otherwise. In the event that one or more broker-dealers or agents agree to sell the Shares, it may do so by purchasing Shares as principals or by selling the Shares as agents for the Selling Shareholders. Any such broker-dealer may receive compensation from the Selling Shareholders in the form of underwriting discounts or commissions and may receive commissions from purchasers of the Shares for whom it may act as agent. If any such broker-dealer purchases the Shares as principal it may effect resales of the Shares from time to time or through other broker-dealers, and such other broker-dealers may receive compensation in the form of concessions or commissions from the Selling Shareholders or purchasers of the Shares for whom they may act as agents. To the extent required at the time a particular offer of the Shares is made, a supplement to this Prospectus will be distributed which will set forth the aggregate principal amount of Shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, the purchase price paid by any underwriter for the Shares purchased from the Selling Shareholders, any discounts, commissions and other items constituting compensation from the Selling Shareholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers, including the proposed selling price to the public.

   Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of the Shares may not simultaneously engage in market-making activities with respect to the Common Shares for a period of two business days prior to the commencement of such distribution. In addition and without limiting the foregoing, the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder including, without limitation, Regulation M.

   In order to comply with certain states' securities laws, if applicable, the Shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states the Shares may not be sold unless the Shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

   Certain of the Selling Stockholders are subject to Stock Restriction Agreements pursuant to which such Selling Stockholder has agreed that, upon the termination of such Selling Stockholder's employment by Paragren, Magid Abraham shall be deemed to automatically purchase from such Selling Shareholder all of the shares other than the "vested shares". For these purposes, "vested shares" are deemed to include an additional 25% of the Shares on each anniversary of the date of such Selling Stockholder's date of employment with Paragren.

   The Company will bear all expenses of the registration of the Shares, except that the Selling Shareholders will pay any applicable underwriting commissions and expenses, brokerage fees and transfer taxes, as well as the fees and disbursements of counsel to and experts for the Selling Shareholders.

   The Company has agreed to keep the Registration Statement of which this Prospectus is a part, continuously effective and usable for a period of at least two years from the date on which the Commission declares the Registration Statement effective or such shorter period which will terminate when all of the Shares covered by the Registration Statement have been sold pursuant to the Registration Statement.


                                  LEGAL MATTERS

     The validity of the issuance of the Shares and certain other legal matters will be passed upon for the Company by William S. Lipsman, Vice President and General Counsel to the Company. Mr. Lipsman beneficially owns 5,397 Common Shares of the Company.

                                     EXPERTS

     The financial statements and schedule included in the Company's 1996 Annual Report on Form 10-K, incorporated by reference in this Prospectus and elsewhere in this Registration Statement, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in giving said reports.




          NO DEALER, SALESMAN OR OTHER PERSON
          HAS BEEN AUTHORIZED TO GIVE ANY
          INFORMATION OR TO MAKE ANY
          REPRESENTATIONS IN CONNECTION WITH
          THIS OFFERING OTHER THAN THOSE
          CONTAINED IN THIS PROSPECTUS AND,
          IF GIVEN OR MADE, SUCH INFORMATION
          OR REPRESENTATION MUST NOT BE                APAC TeleServices, Inc.
          RELIED UPON AS HAVING BEEN
          AUTHORIZED BY THE COMPANY OR ANY
          UNDERWRITER.  THIS PROSPECTUS DOES           1,991,385 Common Shares
          NOT CONSTITUTE AN OFFER TO SELL OR
          A SOLICITATION OF AN OFFER TO BUY
          ANY OF THE SECURITIES OFFERED
          HEREBY BY ANYONE IN ANY
          JURISDICTION IN WHICH SUCH OFFER OR
          SOLICITATION IS NOT AUTHORIZED OR
          IN WHICH THE PERSON MAKING SUCH
          OFFER OR SOLICITATION IS NOT
          QUALIFIED TO DO SO OR TO ANY PERSON
          TO WHOM IT IS UNLAWFUL TO MAKE SUCH
          OFFER IN SUCH JURISDICTION.
          NEITHER THE DELIVERY OF THIS
          PROSPECTUS NOR ANY SALE MADE
          HEREUNDER SHALL, UNDER ANY
          CIRCUMSTANCES, CREATE ANY
          IMPLICATION THAT THE INFORMATION
          HEREIN IS CORRECT AS OF ANY TIME
          SUBSEQUENT TO THE DATE HEREOF.


                                                        PROSPECTUS



                   TABLE OF CONTENTS



                                         Page
          Available Information . . . . . . 2
          Incorporation of Certain Documents
          by Reference  . . . . . . . . . . 2
          The Company . . . . . . . . . . . 3
          Use of Proceeds . . . . . . . . . 3
          Selling Shareholders  . . . . . . 3
          Plan of Distribution  . . . . . . 4
          Legal Matters . . . . . . . . . . 5
          Experts . . . . . . . . . . . . . 5             _______________, 1997




                                     PART II

                  INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

	The following are the estimated expenses (other than the SEC registration fee)
of the issuance and distribution of the securities being registered, all of which will be paid by the Company.

     SEC registration fee . . . . . . . . . . . . .     $ 8,373
     Fees and expenses of counsel . . . . . . . . .       5,000
     Fees and expenses of accountants . . . . . . .       2,000
     Nasdaq listing fees and expenses . . . . . . .      17,500
     Miscellaneous  . . . . . . . . . . . . . . . .       1,000
        Total   . . . . . . . . . . . . . . . . . .     $33,873

     The Corporation has agreed to bear all expenses (other than underwriting discounts and selling commissions, brokerage fees and transfer taxes, if any, and the fees and expenses of counsel and other advisors to the Selling Shareholders) in connection with the registration and sale of the Shares being offered by the Selling Shareholders.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Under Illinois law, a corporation may indemnify any person who was or is a party or is threatened to be made a party to an action (other than an action by or in the right of the corporation) by reason of his service as a director or officer of the corporation, or his service, at the corporation's request, as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees) that are actually and reasonably incurred by him ("Expenses"), and judgments, fines and amounts paid in settlement that are actually and reasonably incurred by him, in connection with the defense or settlement of such action, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. Although Illinois law permits a corporation to indemnify any person referred to above against Expenses in connection with the defense or settlement of an action by or in the right of the corporation, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, if such person has been judged liable to the corporation, indemnification is only permitted to the extent that the adjudicating court (or the court in which the action was brought) determines that, despite the adjudication of liability, such person is entitled to indemnity for such Expenses as the court deems proper. The determination as to whether a person seeking indemnification has met the required standard of conduct is to be made
(1) by a majority vote of a quorum of disinterested members of the board of directors, or (2) by independent legal counsel in a written opinion, if such a quorum does not exist or if the disinterested directors so direct, or (3) by the shareholders. The Business Corporation Act of Illinois also provides for mandatory indemnification of any director, officer, employee or agent against Expenses to the extent such person has been successful in any proceeding covered by the statute. In addition, the Business Corporation Act of Illinois provides the general authorization of advancement of a director's or officer's litigation expenses in lieu of requiring the authorization of such advancement by the board of directors in specific cases, and that indemnification and advancement of expenses provided by the statute shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement or otherwise.

     The Company's Amended and Restated Bylaws provide that the Company shall indemnify its directors, and may indemnify its officers, employees and other agents, to the fullest extent permitted by Illinois law.

     The Company entered into agreements to indemnify its directors and certain of its officers, in addition to the indemnification provided for in the Company's Amended and Restated Articles of Incorporation and Amended and Restated Bylaws. These agreements, among other things, indemnify the Company's directors and officers for all direct and indirect expenses and costs (including, without limitation, all reasonable attorneys' fees and related disbursements, other out of pocket costs and reasonable compensation for time spent by such persons for which they are not otherwise compensated by the Company or any third person) and liabilities of any type whatsoever (including, but not limited to, judgments, fines and settlement fees) actually and reasonably incurred by such person in connection with either the investigation, defense, settlement or appeal of any threatened, pending or completed action, suit or other proceeding, including any action by or in the right of the corporation, arising out of such person's services as a director, officer, employee or other agent of the Company, any subsidiary of the Company or any other company or enterprise to which the person provides services at the request of the Company. The Company believes that these provisions and agreements are necessary to attract and retain talented and experienced directors and officers. The Company has liability insurance for the benefit of its directors and officers.

ITEM 16.  EXHIBITS

EXHIBIT
NUMBER                             DESCRIPTION

  5.1 Opinion of William S. Lipsman, Vice President and General Counsel to the Company, regarding legality
 23.1          Consent of Arthur Andersen LLP
 23.2          Consent of William S. Lipsman (included in Exhibit 5.1)
 24.1 Power of Attorney (included with the signature page to the Registration Statement)


ITEM 17.  UNDERTAKINGS.

(1)  The undersigned registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(2) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officer and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(3) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Deerfield, Illinois, on the 13th day of November, 1997.


                                   APAC TeleServices, Inc.


                                   By:  /s/ Theodore G. Schwartz
                                         Theodore G. Schwartz
                                         Chairman of the Board of Directors
                                         and Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Theodore G. Schwartz and Marc S. Simon and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of APAC TeleServices, Inc.) to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on November 13, 1997:
              SIGNATURE                            TITLE

      /s/ Theodore G. Schwartz           Chairman of the Board of
        Theodore G. Schwartz           Directors and Chief Executive
                                       Officer (Principal Executive
                                                 Officer)

          /s/ Marc S. Simon             Chief Financial Officer and
            Marc S. Simon                        Director
                                       (Principal Financial Officer)

         /s/ Philip B. Wade            Vice President and Controller
           Philip B. Wade             (Principal Accounting Officer)

        /s/ Thomas M. Collins                    Director
          Thomas M. Collins

       /s/ Morris R. Shechtman                   Director
         Morris R. Shechtman

        /s/ George D. Dalton                     Director
          George D. Dalton

        /s/ Paul G. Yovovich                     Director
          Paul G. Yovovich